EXHIBIT 99.1

DRAFT 2010 COHORT DEFAULT RATE TABLE

School, Main Campus Location (Additional locations as defined by accreditors are in parentheses)	Cohort Default Rate (2 year rate) 2010 Draft
American InterContinental University
Schaumburg, IL (Online) (Atlanta, GA; Weston, FL; Houston, TX; London, England)	14.5%

Briarcliffe College
Bethpage, NY (Patchogue, NY)	13.3%

Brooks Institute
Santa Barbara, CA	9.6%

Brown College
Mendota Heights, MN (Brooklyn Center, MN)	8.8%

California Culinary Academy
San Francisco, CA	16.1%

Colorado Technical University
Colorado Springs, CO (Denver, CO; North Kansas City, MO; Sioux Falls, SD; Online)	13.4%

Harrington College of Design
Chicago, IL	8.1%

International Academy of Design & Technology
Chicago, IL (Troy, MI; Schaumburg, IL; Nashville, TN; Collins College; Phoenix, AZ)	15.7%
Tampa, FL (Orlando, FL; Henderson, NV; Sacramento, CA; San Antonio, TX; Seattle, WA; Online; Le Cordon Bleu College of Culinary Arts, Orlando, FL; Sanford-Brown College, Portland, OR)	17.3%

Le Cordon Bleu College of Culinary Arts
Austin, TX (Dallas, TX; Sacramento, CA; Seattle, WA; and St. Peters, MO; Sanford-Brown College, Collinsville, IL and Hazelwood, MO)	18.9%
Pasadena, CA (Hollywood, CA; Sanford-Brown College, Dearborn, MI; Grand Rapids, MI; Hillside, IL; Indianapolis, IN; Phoenix, AZ; Tinley Park, IL;and Skokie, IL; Sanford-Brown Institute, Orlando, FL)	16.6%
Portland, OR (Tucker, GA; Mendota Heights, MN)	13.9%
Scottsdale, AZ (includes Online) (Las Vegas, NV)	18.0%

Le Cordon Bleu College of Culinary Arts in Chicago
Chicago, IL	13.9%

Le Cordon Bleu Institute of Culinary Arts
Pittsburgh, PA (Le Cordon Bleu College of Culinary Arts, Inc.,a private two year college (Cambridge, MA); Le Cordon Bleu Collegeof Culinary Arts, Miramar, FL)	16.7%

Missouri College
Brentwood, MO	10.5%

School, Main Campus Location (Additional locations as defined by accreditors are in parentheses)	Cohort Default Rate (2 year rate) 2010 Draft
Sanford-Brown College
Atlanta, GA (Columbus, OH; Houston, TX; Houston/North Loop, TX; and Middleburg Heights, OH; Sanford-Brown Institute, Austin, TX; Ft. Lauderdale, FL; Landover, MD; New York, NY; and Trevose, PA)	14.1%
Boston, MA (Sanford-Brown College, Inc., a private two-year college)	18.6%
Dallas, TX (San Antonio, TX; Sanford-Brown Institute, Garden City, NY)	10.5%
Farmington, CT	15.0%
Fenton, MO (St. Peters, MO)	14.3%
McLean, VA	18.7%

Sanford-Brown Institute
Jacksonville, FL (Iselin, NJ; Tampa, FL; Sanford-Brown College, West Allis, WI)	14.7%
Pittsburgh, PA (Pittsburgh, PA)	14.8%
White Plains, NY	21.9%

SBI Campus—an Affiliate of Sanford-Brown
Melville, NY (Sanford-Brown Institute, Cranston, RI)	18.3%